As filed with the Securities and Exchange Commission on June 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BYLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	36-3012593 (IRS Employer Identification Number)
180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
(773) 244-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Roberto R. Herencia
Executive Chairman and Chief Executive Officer
Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
(773) 244-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jennifer Durham King
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, IL 60601
(312) 609-7500
From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.   ☐

Prospectus
Up to 4,282,210 Shares of Common Stock
This prospectus relates to the offer and sale from time to time of up to 4,282,210 shares of our common stock by the selling stockholders (as defined below) identified in this prospectus. Any applicable prospectus supplement may add, update or change information in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” carefully before you invest in our securities. We will not receive any proceeds from the sales of shares by the selling stockholders.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus, if required. See “Plan of Distribution” for a more complete description of the ways in which the shares of common stock may be sold.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BY”.
Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is June 10, 2025

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About this prospectus
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified herein may sell from time to time the shares of common stock described in this prospectus and any prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities the selling stockholders may offer. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain specific information relating to the terms of an offering by the selling stockholders. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before investing in any of the securities offered.
Neither we, the selling stockholders, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Certain defined terms
Unless we state otherwise or the context otherwise requires, references in this prospectus to:
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“we”, “our”, “us”, “ourselves”, “Byline” and “the company” refer to Byline Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries;

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our “bank” and “Byline Bank” refer to Byline Bank, an Illinois state-chartered bank, and direct wholly-owned subsidiary of Byline Bancorp, Inc.;

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“Federal Reserve” refers to the Board of Governors of the Federal Reserve System;

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“fiscal year” refers to our fiscal year, which is based on a twelve-month period ending December 31 of each year (e.g., fiscal year 2024 refers to the twelve-month period ended December 31, 2024);

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the “SEC” refers to the U.S. Securities and Exchange Commission;

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“selling stockholders” refers to the selling stockholders identified herein under “Selling Stockholders”; and

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our “common stock” refers to our common stock, par value $0.01 per share, unless otherwise specified.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. The SEC maintains an internet site at www.sec.gov from which you can electronically access these materials.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement:
(1)
our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 (our “2024 Annual Report”) (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 21, 2025);

(2)
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;

(3)
our Current Reports on Form 8-K filed with the SEC on January 21, 2025, May 27, 2025 and June 5, 2025 (other than any portions thereof that are furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto), rather than filed); and

(4)
the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 28, 2017 (File No. 001-38139), as updated by Exhibit 4.2 to our 2024 Annual Report — “Description of the Registrant’s Securities Registered Under Section 12 of the Securities Exchange Act of 1934”, and any amendment or report filed with the SEC for the purpose of updating such description (to the extent not superseded by the information contained under “Description of Capital Stock” herein).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60606
Attention: Corporate Secretary
Phone: (773) 244-7000
We maintain a website at www.bylinebancorp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.
You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

Cautionary note regarding forward-looking statements
Statements contained in this prospectus and in other documents we file with or furnish to the SEC that are not historical facts may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in such statements, and are not guarantees of future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations and readers are cautioned not to place undue reliance on such statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” in “Item 1A. Risk Factors” of our 2024 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:
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uncertainty regarding domestic, foreign, and geopolitical developments and the United States and global economic outlook that may impact market conditions or affect demand for certain banking products and services, and the impact on our customers, which could impair the ability of our borrowers to repay outstanding loans and leases, impair collateral values and further increase our allowance for credit losses—loans and leases, as well as result in possible asset impairment charges;

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unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for credit losses—loans and leases or changes in the value of our investments;

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commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

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deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition;

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fair value estimates of certain of our assets and liabilities, which could change in value significantly from period to period;

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competitive pressures in the financial services industry in our market areas relating to both pricing and loan and lease structures, which may impact our growth rate;

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demand for loan products and deposit flows;

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unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected pay downs or payoffs of existing loans and leases;

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inaccurate information and assumptions in our analytical and forecasting models used to manage our balance sheet;

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unanticipated changes in monetary policies of the Federal Reserve or significant adjustments in the pace of, or market expectations for, future interest rate changes;

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availability of sufficient and cost-effective sources of liquidity, funding, and capital as and when needed;

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our ability to attract, retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;

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adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

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greater-than-anticipated costs to support the growth of our business, including investments in new lines of business, products and services, or technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;

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the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;

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the ability of Byline to receive dividends from Byline Bank;

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legislative or regulatory changes, particularly potential changes in regulation, supervision, examination and enforcement priorities of the federal banking agencies in regard to financial services companies and/or the products and services offered by financial services companies;

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changes in Small Business Administration (“SBA”) and U.S. Department of Agriculture (“USDA”) U.S. government guaranteed lending rules, regulations, loan and lease products and funding limits, including specifically the SBA Section 7(a) program, as well as changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an SBA Preferred Lender;

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changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;

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the impact of a possible change in the federal or state income tax rates on our deferred tax assets and provision for income tax expense;

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our ability to implement our growth strategy, including via acquisitions;

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the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;

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the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;

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the effect of mergers on customer relationships and operating results; and

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other risks detailed from time to time in filings made by us with the SEC.

The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.
About Byline Bancorp, Inc.
Company overview
We are a bank holding company incorporated in the state of Delaware and headquartered in Chicago, Illinois, and conduct all our business activities through our subsidiary, Byline Bank, a full service commercial bank, and Byline Bank’s subsidiaries. Through Byline Bank, we offer a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors and to consumers who generally live or work near our branches. We also offer online accounting opening to consumer and business customers through our website and provide trust and wealth management services to our customers. In addition to our traditional commercial banking business, we provide small ticket equipment leasing solutions through Byline Financial Group, a wholly-owned subsidiary of Byline Bank, headquartered in Bannockburn, Illinois, with sales offices in Illinois, and sales representatives in Illinois, Michigan, New Jersey, and New York. We participate in U.S. government guaranteed lending programs and originate U.S. government guaranteed loans. Byline Bank is a leading originator of Small Business Administration (“SBA”) loans and was the second most active 7(a) and 504 lender in Illinois for the quarter ended March 31, 2025.
As of March 31, 2025, we had consolidated total assets of $9.6 billion, total gross loans and leases outstanding of $7.0 billion, total deposits of $7.6 billion, and total stockholders’ equity of $1.1 billion.
Principal offices and additional information
Our principal executive office is located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60606. Our telephone number is (773) 244-7000, and our website address is www.bylinebancorp.com. Information on our website is not a part of this prospectus and is not incorporated herein. Our common stock is traded on the NYSE under the ticker symbol “BY”.
You should read this prospectus and any prospectus supplement together with the additional information contained under the heading “Where You Can Find More Information.”

Risk factors
Investing in our securities involves risks. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our 2024 Annual Report, including under the heading “Risk Factors,” as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Use of proceeds
The common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. We will not receive any proceeds from any sales by the selling stockholders.
Description of capital stock
The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2025, there were 46,322,039 shares of our common stock issued and 44,675,553 shares of our common stock outstanding; no shares of our preferred stock were issued and outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of our issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.
Common stock
Subject to the rights and preferences granted to holders of our preferred stock then outstanding, and except with respect to voting rights, conversion rights and certain distributions of our capital stock, holders of our common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by us with respect to such meetings.
Dividends.   Holders of our common stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of common stock shall only be entitled to receive shares of common stock. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by Byline Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from Byline Bank.
Voting rights.   Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.
Liquidation rights.   In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including, but not limited to, the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.
Preemptive and other rights.   Holders of our common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock.

Preferred stock
Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 25,000,000 shares of preferred stock, in one or more series. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our amended and restated certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
We do not have any shares of our preferred stock issued or outstanding as of the date of this prospectus.
Authorized but unissued capital stock
The Delaware General Corporation Law (the “DGCL”) does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NYSE, which would apply so long as the common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Business Combination Statute.   We have elected to opt out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.
Federal banking law.   The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The BHC Act requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual or a qualified family partnership, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).

Requirements for advance notification of stockholder nominations and proposals.   Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our amended and restated bylaws.
Limits on written consents.   Our amended and restated certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.
Limits on special meetings.   Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the board of directors, (iii) our Chief Executive Officer, (iv) our President or (v) our Executive Vice President.
Amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the DGCL. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Additionally, our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed by our board of directors by a majority vote.
Sole and exclusive forum
Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. However, the exclusive forum clause described above shall not apply to suits brought to enforce a duty or liability created by federal law, including the Exchange Act, for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Indemnification and limitation of liability
Our amended and restated bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Our amended and restated certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director. Our amended and restated certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.
Listing
Our common stock is listed on the NYSE under the symbol “BY”.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Selling stockholders
The following table sets forth information as of the date of this prospectus provided by the selling stockholders (as defined below) regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock the selling stockholders will beneficially own assuming all shares being offered under this prospectus are sold. We have determined beneficial ownership in accordance with SEC rules.
The shares offered were acquired by Daniel L. Goodwin and Equity Shares Investors, LLC, a Delaware limited liability company (“Equity Shares Investors”) pursuant to an Agreement and Plan of Merger by and among Byline, Butterfield Acquisition Corporation and Inland Bancorp, Inc. (“Inland”) dated as of November 30, 2022 in connection with Byline’s acquisition of Inland, and are now held by the decedent’s estate and Equity Shares Investors. We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders.
The percentages reflect beneficial ownership based on 46,139,623 shares of our common stock outstanding as of May 30, 2025, which includes an aggregate of 4,282,210 shares of common stock covered by this prospectus.
	Shares beneficially owned(1)		Shares covered by this prospectus	Shares beneficially owned after sale of shares covered by this prospectus(2)
Name of selling stockholder	Number	Percentage		Number	Percentage
Estate of Daniel L. Goodwin(3)	4,293,172	9.3%	4,277,559	15,613	*
Equity Shares Investors, LLC(4)	4,651	*	4,651	—	—
* Represents beneficial ownership of less than 1%
(1) Represents the total number of shares of Common Stock beneficially owned by each selling stockholder or an affiliate thereof.
(2) Assumes that each selling stockholder disposes of all the Common Stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of Common Stock.
(3) The Estate of Daniel L. Goodwin (the “Estate”) holds 4,277,559 shares of Common Stock. An affiliate of the Estate indirectly owns the managing interest of the indirect parent of a holding company that holds 15,613 shares of Common Stock. Of the shares included in the table above, the Estate has sole voting and dispositive power with respect to 4,277,559 shares, and the affiliate of the Estate may be deemed to have shared voting and dispositive power with respect to the 15,613 shares held by the holding company. The Estate disclaims beneficial ownership of the 15,613 shares of common stock held by the holding company. The address for the Estate of Daniel L. Goodwin is 2901 Butterfield Road, Oak Brook, IL 60521.
(4) Equity Shares Investors, an affiliate of the Estate, holds 4,651 shares of Common Stock. Equity Shares Investors is under common control with the Estate. The address for the Estate is 2901 Butterfield Road, Oak Brook, IL 60521.

Plan of distribution
The selling stockholders may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):
•
to or through underwriters or dealers;

•
through agents; or

•
directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
If required, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:
•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
the purchase price of the securities and the proceeds to be received from the sale;

•
any over-allotment options under which underwriters may purchase additional securities;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The selling securityholder may use underwriters with whom we have a material relationship. The prospectus supplement will name the underwriter and describe the nature of any such relationship.
The selling stockholders may sell securities directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.
We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
We cannot guarantee the liquidity of the trading markets for our common stock.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on NYSE may engage in passive market making transactions in the securities on NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid; however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Validity of securities
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Vedder Price P.C., Chicago, Illinois. If the shares of common stock are being distributed in an underwritten offering and counsel for any underwriter passes on legal matters in connection with an offering of the common stock, such counsel to the underwriters will be named in the applicable prospectus supplement.
Experts
The consolidated financial statements of Byline Bancorp, Inc. and Subsidiaries (the “Company”) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Up to 4,282,210 Shares of Common Stock
PROSPECTUS
June 10, 2025

PART II INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth those expenses to be incurred by us in connection with the securities being registered hereby.
Type	Amount
SEC registration fee	$16,809.75
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*
* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the number and manner of offerings.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”), grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated bylaws provide for indemnification by the registrant of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The registrant maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the registrant may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our most recent Annual Report on Form 10-K filed on February 28, 2025.

Item 16. Exhibits
The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:
Exhibit no.	Description
1.1	Form of Underwriting Agreement for common stock.*
4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to Byline’s Registration Statement on Form S-1, as amended (File No. 333-218362), filed on June 19, 2017 and incorporated herein by reference).
4.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to Byline’s Registration Statement on Form S-1, as amended (File No. 333-218362), filed on June 19, 2017 and incorporated herein by reference).
5.1	Opinion of Vedder Price P.C. regarding the validity of the securities being registered.**
23.1	Consent of Moss Adams LLP.**
23.2	Consent of Vedder Price P.C. (included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page to the Registration Statement).**
107	Filing Fee Table**

* To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with any underwritten offering of common stock
** Filed herewith.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 10, 2025.
BYLINE BANCORP, INC.
By:
/s/ Roberto R. Herencia

Roberto R. Herencia
Executive Chairman and Chief Executive Officer
PowerS Of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberto R. Herencia and Thomas J. Bell III, with full power to act without the other, their true and lawful attorney-in-fact and agent, with full and several powers of substitution, for him or her and in their name, place and stead, in any and all capacities, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, or the Act, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Roberto R. Herencia Roberto R. Herencia	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	June 10, 2025
/s/ Thomas J. Bell III Thomas J. Bell III	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 10, 2025
/s/ Maria Sherylle A. Olano Maria Sherylle A. Olano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 10, 2025
/s/ Alberto J. Paracchini Alberto J. Paracchini	Director and President	June 10, 2025
/s/ Phillip R. Cabrera Phillip R. Cabrera	Director	June 10, 2025

Signature	Title	Date
/s/ Mary Jo S. Herseth Mary Jo S. Herseth	Director	June 10, 2025
/s/ Steven P. Kent Steven P. Kent	Director	June 10, 2025
/s/ William G. Kistner William G. Kistner	Director	June 10, 2025
/s/ Antonio del Valle Perochena Antonio del Valle Perochena	Director	June 10, 2025
/s/ Margarita Hugues Vélez Margarita Hugues Vélez	Director	June 10, 2025
/s/ Pamela Stewart Pamela Stewart	Director	June 10, 2025
/s/ Carlos Ruiz Sacristán Carlos Ruiz Sacristán	Director	June 10, 2025